DISTRIBUTION AGREEMENT
                             ----------------------

     This Agreement made as of June 1, 2000 by and between THE GANNETT WELSH & KOTLER Funds, a Massachusetts business trust (the "Trust"), and IFS FUND DISTRIBUTORS, INC., an Ohio corporation ("Distributor").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest ("Shares") of each series of shares of the Trust (the "Series");

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

     1.   APPOINTMENT.
          -----------

          The Trust hereby appoints Distributor as its agent for the distribution of Shares, and Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. Upon notice of such termination, suspension or withdrawal, the Distributor shall cease to offer Shares.

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     2.   SALE OF SHARES.
          --------------

          (a) Distributor will have the right, as agent for the Trust, to offer, and to solicit offers to subscribe to, the unsold balance of Shares of the Trust as shall then be effectively registered under the Securities Act of 1933 at the then-current public offering price for the Shares.

          (b) All subscriptions for Shares obtained by the Distributor shall be directed to the Trust for acceptance and shall not be binding on the Trust until accepted by the Trust. The Distributor shall have no authority to make binding subscriptions on the Trust's behalf. The Distributor will send to the Trust promptly all subscriptions placed with the Distributor.

          (c) The public offering price for Shares of each Series shall be the respective net asset value of Shares of that Series then in effect.

          (d) The net asset value of Shares of each Series shall be determined in the manner provided in the then-current prospectus and statement of additional information (the "Registration Statement"), and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

          (e) On every sale, the Trust shall receive the applicable net asset value of Shares promptly, but in no event later than the third business day following the date on which Distributor shall have received an order for the purchase of Shares.

          (f) Upon receipt of purchase instructions, Distributor will transmit such instructions to the Trust or its transfer agent for registration of Shares purchased.

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          (g)  Nothing  in  this  Agreement  shall  prevent  Distributor  or any affiliated person (as defined in the Act) of Distributor from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     3.   SALE OF SHARES BY THE TRUST.
          ---------------------------

          The Trust reserves the right to sell Shares through other distributors or directly to investors through subscriptions received by the Trust or the Trust's transfer agent. The right given to the Distributor under this Agreement shall not apply to Shares issued in connection with (a) the merger or consolidation of any other investment company with the Trust, (b) the Trust's acquisition, by purchase or otherwise, of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Shares by shareholders of the Trust of dividends or other distributions or any other offering by the Trust of securities to Trust shareholders.

     4.   BASIS OF SALE OF SHARES.
          -----------------------

          Distributor does not agree to sell any specific number of Shares. Distributor, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefor.

     5.   RULES OF NASD, ETC.
          -------------------

          (a) Distributor will conform to the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

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          (b) Distributor  will require each dealer with whom  Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of Shares, and neither Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

          (c) Distributor agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          (d) Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such states as may be mutually agreed upon by the parties.

          (e) Distributor shall not make, or permit any representative to make, in connection with any sale or solicitation of a sale of Shares, any representations concerning Shares except those contained in the then-current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then-effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Distributor in reasonable quantities upon request.

     6.   RECORDS TO BE SUPPLIED BY TRUST.
          -------------------------------

          The Trust shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified

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copy, upon request by Distributor,  of all financial statements prepared for the
Trust by independent public accountants.

     7.   EXPENSES.
          --------

          In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling Shares. All other costs in connection with the offering of Shares will be paid by the Trust or the Trust's investment adviser (the "Adviser") in accordance with agreements between them as permitted by applicable law, including the Act and rules and regulations promulgated thereunder.

     8.   INDEMNIFICATION OF TRUST.
          ------------------------

          Distributor agrees to indemnify and hold harmless the Trust, the Adviser and each person who has been, is, or may hereafter be a trustee, director, officer, employee, partner, shareholder or control person of the Trust or the Adviser, against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust or the Adviser. Distributor likewise agrees to indemnify and hold harmless the Trust, the Adviser and each such person in connection with any claim or in

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

connection with any action, suit or proceeding which arises out of or is alleged to arise out of Distributor's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust, the Adviser or each such person may be entitled as a matter of law.

     9.   INDEMNIFICATION OF DISTRIBUTOR.
          ------------------------------

          Distributor, its directors, officers, employees, shareholders and control persons shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the part of any of such persons in the performance of Distributor's duties or from the disregard by any of such persons of
Distributor's obligations and duties under this Agreement. The Trust will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. Any person employed by Distributor who may also be or become an officer or employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as an employee or agent of Distributor.

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

     10.  COMPENSATION OF DISTRIBUTOR
          ---------------------------

          For services rendered under this Agreement, the Distributor will receive a fee of $500 per month per Series. Fees shall be paid monthly in arrears.

     11.  TERMINATION AND AMENDMENT OF THIS AGREEMENT.
          -------------------------------------------

          This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Distributor, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

          Either the Trust or Distributor may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     12.  EFFECTIVE PERIOD OF THIS AGREEMENT.
          ----------------------------------

          This Agreement shall take effect upon its execution and shall remain in full force and effect until December 4, 2001 from the date of its execution (unless terminated automatically as set forth in Section 11), and from year to year thereafter, subject to annual approval (i) by Distributor, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

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

     13.  LIMITATION OF LIABILITY.
          -----------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

     14.  NEW SERIES.
          ----------

          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

     15.  SUCCESSOR INVESTMENT COMPANY.
          ----------------------------

          Unless this Agreement has been terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

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

     16.  SEVERABILITY.
          ------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     17.  QUESTIONS OF INTERPRETATION.
          ---------------------------

          (a) This Agreement shall be governed by the laws of the State of Ohio.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     18.  NOTICES.
          -------

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 222 Berkeley Street, Boston, Massachusetts 02116 and that the address of Distributor for this purpose shall be 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202.

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

          IN WITNESS WHEREOF, the Trust and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

ATTEST:                                 THE GANNETT WELSH & KOTLER FUNDS

/s/ Frank L. Newbauer                   /s/ Harold G. Kotler
-------------------------               ---------------------------------
                                        By: Harold G. Kotler
                                        Its: President

ATTEST:                                 IFS FUND DISTRIBUTORS, INC.

/s/ Frank L. Newbauer                   /s/ David E. Dennison
-------------------------               ---------------------------------
                                        By: David E. Dennison
                                        Its: Senior V.P. & COO

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